Exhibit 99.1

Ascent Solar to Receive $6.0 Million Funding Boost from Asian Investor

THORNTON, Colo.--(BUSINESS WIRE)-- Ascent Solar Technologies, Inc. (NASDAQ:ASTI), a manufacturer of state-of-the-art, flexible thin-film photovoltaic modules, integrated into the company's new EnerPlexTM series of consumer products, announced today the signing of an agreement to raise $6 million through a private placement to a high net worth private investor in Asia. In the private placement, the Company will issue (i) shares of Series A Preferred Stock convertible, at a conversion price of $0.80 per share, into 7,500,000 shares of common stock and (ii) warrants with a three year term to acquire 2,625,000 shares of common stock at a cash exercise price of $0.90 per share.

The private placement will be funded in three tranches, with the initial $1 million tranche to be closed this week. The remaining two tranches are expected to fund after a registration statement to be filed by the Company relating to the private placement securities is declared effective by the Securities and Exchange Commission.

Ascent intends to use the proceeds of the offering to fund the continued expansion of its retail channels for its EnerPlex products in the US, Europe and Asia, brand building, as well as the launch of additional products for EnerPlex product line expansion.

Victor Lee, Ascent's President & CEO said, "We are pleased to have secured this additional funding, particularly from a private investor whom appreciates and shares the long term vision of the Company. This is truly a vote of confidence in our continued paradigm shift and strategy for growth."

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This notice is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Ascent Solar Technologies:
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible and affordable than most traditional solar panels. Ascent Solar modules can be directly integrated into standard building materials, aerospace applications, consumer electronics for portable power or configured as stand-alone modules for large scale terrestrial deployment. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.ascentsolar.com.

About EnerPlex:
The EnerPlex brand represents Ascent Solar's line of consumer products. These products, many of which are integrated with Ascent Solar's transformational CIGS technology, provide consumers with the ability to integrate solar into their everyday lives, while enabling them to free themselves and their electronics from the outlet. For more information on the EnerPlex brand and to see the product line, please visit www.goenerplex.com.

Forward-Looking Statements:
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Ascent Solar Technologies
CleanTech IR
Brion Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com
Source: Ascent Solar Technologies, Inc.